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                                                                   EXHIBIT 23.01


                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of At Home Corporation pertaining to the options of Hartford House, Ltd. issued under the Hartford House, Ltd. Amended and Restated 1999 Stock Option/Stock Issuance Plan and assumed by the Registrant, of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.



Walnut Creek, California                                  /s/ Ernst & Young LLP
                                                          ----------------------

December 21, 1999